Transgenomic Reports Second Quarter Financial Results

Conference call begins at 5:00 p.m. Eastern Time today

OMAHA, Neb., Aug. 12 /PRNewswire-FirstCall/ -- Transgenomic, Inc. (OTC Bulletin Board: TBIO) today reported financial results for the three and six months ended June 30, 2010, and provided a business update.

Six Month Financial Results

Net sales were $10.5 million for the six month periods ended June 30, 2010 and 2009.  Gross profit was $5.4 million or 51% of net sales for the 2010 period, compared with gross profit of $5.5 million or 52% of net sales for the 2009 period.  Operating expenses for the first half of 2010 were $6.8 million, which included expense from foreign currency revaluation of $0.5 million.  Operating expenses for the first half of 2009 were $7.2 million, which included expense from foreign currency revaluation of $0.4 million.

The Company reported a net loss for the six months ended June 30, 2010 of $1.5 million or $0.03 per share, compared with a net loss of $1.7 million or $0.03 per share during the comparable period of 2009.

Second Quarter Financial Results

Net sales were $5.1 million during the second quarter 2010, compared with $5.5 million during the comparable period of 2009. Gross profit was $2.5 million or 49% of net sales during the second quarter of 2010, compared with gross profit of $2.7 million or 48% of net sales during the comparable period of 2009.  Operating expenses were $3.5 million during the second quarter of 2010, which included expense from foreign currency revaluation of $0.4 million.  Operating expenses were $3.4 million during the same period of 2009, which included expense from foreign currency revaluation of $0.2 million.  Cash and cash equivalents were $5.4 million as of June 30, 2010, compared with $5.6 million as of December 31, 2009.

The net loss for the second quarter of 2010 was $1.1 million or $0.02 per share, compared with a net loss of $730,000 or $0.01 per share for the second quarter of 2009.

Comment and Outlook

Craig Tuttle, president and chief executive officer of Transgenomic, said, "We have positioned Transgenomic to play an important role in the rapidly growing field of personalized medicine.  Although companion diagnostics are of keen importance to patients, they also are important to large pharmaceutical companies as they support success in drug development owing to better patient selection, while improved efficacy and more sophisticated technology argue for appropriate drug pricing. Our COLD-PCR technology, which we licensed from Dana Farber Cancer Institute last year and continue to develop, is well-suited to this initiative as it permits mutation detection with as much as 100 times the sensitivity of currently available processes.

"Our pharmacogenomics services business is the most rapidly growing area of our business, with sales up 23% versus the second quarter of last year, albeit off a small base. In addition, revenues can be irregular and receipt of testing samples is dependent on the pace of patient recruitment in our pharmaceutical customers' clinical trials.  However, we are very pleased that the pipeline of proposals submitted to pharmaceutical companies stood at $6.0 million as of June 30, compared with $2 million as of March 31, 2010.  Clearly there is a great deal of interest in the science of biomarker discovery.

"During the quarter we sold our first K-RAS kit in Europe.  This kit uses our SURVEYOR® Nuclease technology, and we expect to complete the process of receiving a CE-IVD Mark for the kit in the third quarter.  This designation will allow wider distribution to commercial laboratories.  We continue to work on additional assays to add to a panel of kits that we are developing to test for resistance to cancer treatment with epidermal growth factor receptor inhibitors.

"We met a significant milestone with the sale of our first ARISk™ test run following the extensive technical development and validation process of this test.  ARISk determines if there is an increased risk of autism in a newborn with an autistic older biological sibling.  We plan to aggressively market the test in the coming months and expect demand for this test to be high.  In addition to performing this assay in our CLIA-certified laboratory and selling the assay through our field sales organization, we are cooperating with IntegraGen, our licensing partner, to market this test."

Commenting on second quarter instrument sales, Mr. Tuttle noted, "Our instrument business was impacted by lower consumable revenue, the decline in the euro relative to the U.S. dollar and product mix.  However, we were pleased to sell 14 WAVE® systems during the second quarter."

Conference Call

Company management will discuss second quarter 2010 financial results and answer questions during a conference call today beginning at 5:00 p.m. Eastern time. To access the call via telephone, please dial 888-563-6275 (domestic) or 706-643-3137 (international) and enter conference ID number 92483964.  The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived webcast of the call will be available for 30 days. Investors can listen to a replay via telephone until 11:59 p.m. Eastern time on Saturday, August 14, 2010 by dialing 800-642-1687 (domestic) or 706-645-9291 (international) and entering conference ID number 92483964.

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com ) is a global biotechnology company specializing in high sensitivity genetic variation and mutation analysis, providing products and services in DNA mutation detection and discovery for clinical research, clinical molecular diagnostics and pharmacogenomics analyses. Its product offerings include the WAVE® Systems and associated consumables specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. With broad applicability to genetic research, nearly 1,500 systems have been shipped to customers in more than 50 countries. The SURVEYOR® Mutation Detection Kits and SURVEYOR Check-It Kit provide reagents and protocols for high sensitivity detection of mutations in DNA. In addition, HANABI automated chromosome harvesting systems improve laboratory productivity with consistent quality compared with manual methods for cytogenetic analyses. Service offerings include the Transgenomic Molecular Laboratory, which provides reference laboratory services specializing in molecular diagnostics including Mitochondrial Disorders, Oncology and Hematology, Molecular Pathology and Inherited Diseases. Transgenomic Pharmacogenomics Services is a CRO for pharmacogenomic, translational research and clinical trials.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Transgenomic, Inc. and Subsidiary Summary Financial Results Unaudited Condensed Consolidated Statements of Operations (dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
NET SALES	$ 5,095	$ 5,473	$ 10,537	$ 10,463
COST OF GOODS SOLD	2,608	2,822	5,166	4,999

Gross profit	2,487	2,651	5,371	5,464
OPERATING EXPENSES:
Selling, general and administrative	3,033	2,732	5,464	5,708
Research and development	512	686	1,339	1,530
	3,545	3,418	6,803	7,238
LOSS FROM OPERATIONS	(1,058)	(767)	(1,432)	(1,774)
OTHER INCOME (EXPENSE):
Interest income	1	2	1	14
Other, net	—	(3)	—	(3)
	1	(1)	1	11
LOSS BEFORE INCOME TAXES	(1,057)	(768)	(1,431)	(1,763)
INCOME TAX EXPENSE (BENEFIT)	89	(38)	38	(80)
NET LOSS	$ (1,146)	$ (730)	$ (1,469)	$ (1,683)
BASIC AND DILUTED LOSS PER SHARE	$ (0.02)	$ (0.01)	$ (0.03)	$ (0.03)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,206,339	49,189,672	49,198,005	49,189,672

Transgenomic, Inc. and Subsidiary Summary Financial Results Unaudited Condensed Consolidated Statements of Cash Flows (dollars in thousands)
	Six Months Ended June 30,
	2010	2009
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$ (27)	$ 193

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(126)	(232)

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	42	—

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(115)	44

NET CHANGE IN CASH AND CASH EQUIVALENTS	(226)	5

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,642	4,771

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 5,416	$ 4,776

Transgenomic, Inc. and Subsidiary Summary Financial Results Unaudited Condensed Consolidated Balance Sheets (dollars in thousands)
	(Unaudited) June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 5,416	$ 5,642
Accounts receivable (net of allowances for bad debts of $295 and $310, respectively)	3,827	4,522
Inventories (net of allowance for obsolescence of $536 and $507, respectively)	3,321	3,552
Prepaid expenses and other current assets	577	738
Total current assets	13,141	14,454
PROPERTY AND EQUIPMENT, NET	843	967
OTHER ASSETS:
Other assets (net of accumulated amortization of $537 and $525, respectively)	462	583
	$14,446	$16,004
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 889	$ 1,013
Other accrued expenses	2,607	2,517
Accrued compensation	793	573
Total current liabilities	4,289	4,103
Other long term liabilities	182	239
Total liabilities	4,471	4,342
STOCKHOLDERS' EQUITY	9,975	11,662
	$ 14,446	$ 16,004

CONTACT:  Craig Tuttle, President & CEO of Transgenomic, Inc., +1-402-452-5400, investorrelations@transgenomic.com; or Investor Relations, Kim Sutton Golodetz, +1-212-838-3777, kgolodetz@lhai.com, or Bruce Voss, +1-310-691-7100, bvoss@lhai.com, both of Lippert/Heilshorn & Associates, for Transgenomic, Inc.